Exhibit 99.1

July 8, 2013

Neustar Announces Commencement of Exchange Offer

STERLING, Va. — Neustar, Inc. (NYSE: NSR) announced today its offer to exchange certain of its outstanding unregistered notes for new registered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, Neustar is offering to exchange (the “Exchange Offer”) up to $300,000,000 aggregate principal amount of its outstanding 4.500% Senior Notes due 2023 for a like principal amount of its new 4.500% Senior Notes due 2023 (the “Exchange Notes”).

The Exchange Offer will expire at 5 p.m., Eastern Time, on August 5, 2013, unless extended (such date and time, as may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Neustar’s prospectus dated July 8, 2013, which has been filed with the Securities and Exchange Commission. Neustar has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, The Bank of New York Mellon Trust Company, N.A., by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon Corporation, Corporate Trust Operations—Reorganization Unit, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Christopher Landers.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated July 8, 2013, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, technology, financial services, retail, media and advertising sectors. Neustar applies its advanced, secure technologies in location, identification, and evaluation to help its customers promote and protect their businesses. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as its guidance. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,”

“expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations, modifications to or terminations of its material contracts, the financial covenants in the company’s secured credit facility and their impact on the company’s financial and business operations; the company’s indebtedness and the impact that it may have on the company’s financial and operating activities and the company’s ability to incur additional debt; the variable interest rates borne by the company’s indebtedness and the effects of changes in those rates; its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about risks factors, uncertainties and other potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Offering Restrictions

This release does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

Contacts

Investor Relations Contact:

Dave Angelicchio

(571) 434-3443

InvestorRelations@neustar.biz

or

Media Relations Contact:

Kim Hart

(202) 533-2934

kim.hart@neustar.biz

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